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                                                                   Exhibit 99(a)

                    CERTIFICATION OF CEO AND CFO PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of International Flavors & Fragrances Inc. (the "Company") for the quarterly period ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Richard A. Goldstein, as Chief Executive Officer of the Company, and Douglas J. Wetmore, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. (section) 1350, as adopted pursuant to (section) 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



       /S/ Richard A. Goldstein
       ------------------------
Name:  Richard A. Goldstein
Title: Chairman of the Board and
       Chief Executive Officer
Date:  May 13, 2003


       /S/ Douglas J. Wetmore
       ------------------------
Name:  Douglas J. Wetmore
Title: Senior Vice President and
       Chief Financial Officer
Date:  May 13, 2003




This certification accompanies the Report pursuant to (section) 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of (section) 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by (section) 906 has been provided to the Company and will be retained by the Company.